Exhibit 31.3

 Certification of Chief Executive Officer

I, Stanton Sloane, certify that:

1.  I have reviewed this annual report on Form 10-K/A of Frequency Electronics, Inc.;

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:  August 28, 2018

By: /s/ Stanton Sloane

Stanton Sloane

President and Chief Executive Officer